John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP NET INCOME CLIMBS 94% IN
SECOND QUARTER OF 2012

LOAN AND DEPOSIT GROWTH, HIGHER TOTAL REVENUES AND
EXPENSE CONTROL DRIVE SOLID PERFORMANCE

Strong Financial Results

•	Net income available to common shareholders was $4.9 million – approximately double the 2011 amount of $2.5 million.

•	Earnings per share doubled to $0.16 from $0.08.

•	Return on average tangible equity approached 10.00%.

•	Total revenue rose 4% to $36.4 million.

•	Net interest margin increased 14 basis points to 4.04%.

•	Noninterest expenses were well-controlled, increasing less than 2%.

Robust Loan, Deposit and Asset Growth

•	Loans in portfolio rose 15% to nearly $1.6 billion.

•	Total deposits were $2.0 billion.

•	Total assets approximated $2.6 billion.

Solid Credit Metrics

•	Net charge-offs decreased to $1.7 million or 0.43% of loans.

•	Ratio of nonperforming assets to total assets decreased to 0.28%.

•	Allowance for loan losses as a percentage of nonaccrual loans was 377%.

Comparisons above are at or for the quarters ended June 30, 2012 vs. June 30, 2011.

New York, N.Y., July 24, 2012 — Sterling Bancorp (NYSE: STL) today reported a 94% increase in net income available to common shareholders for the 2012 second quarter, rising to $4.9 million from $2.5 million in the 2011 second quarter. Net income available to common shareholders per share doubled to $0.16 for the 2012 second quarter, from$0.08 in the year-ago period.

For the first six months of 2012, net income available to common shareholders rose 63% to $9.5 million from $5.8 million in the same period of 2011. Net income available to common shareholders per share was up55% to $0.31 for the first six months of 2012, from $0.20 in the year-ago period. Results for the 2011 second quarter and six months included dividends on preferred shares and accretion of $1.4 million and $2.1 million, respectively, related to TARP preferred shares and warrants to purchase common shares, which were redeemed in April 2011.

Execution of Growth Strategies Drives Positive Momentum

“Sterling delivered outstanding second quarter results,” said Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer. “Our EPS doubled on the strength of our continued growth in loans and deposits, higher total revenues, well-controlled expenses and further improvements in our already solid asset quality metrics.”

“Our performance is a reflection of Sterling’s strong core earnings power – as we have focused our strategies on positioning the Company for profitable growth and increasing shareholder value,” Mr. Cappelli continued. “We have aligned our product portfolio to serve the needs of businesses and others in the New York City-metropolitan region and beyond – a dynamic and robust market. We have a depth of expertise in an array of products, including categories that are often overlooked or underserved by competitors, which gives us many opportunities for growth. We also have pursued an ongoing strategy to redeploy assets from our sizeable and liquid investment portfolio into loans, producing an improvement in our yield and net interest margin. At the same time, we have a diversified revenue-generation capacity; our relatively high level of noninterest income, at approximately 30% of total revenues, provides balance and consistency at a time when loan yields are affected by the low interest rate environment. And we have contributed to our positive momentum through well-controlled expenses, which increased only $388 thousand compared to the $1.4 million growth in total revenues in the recent quarter. In addition, asset quality has continued to improve from an already solid base.”

“We feel very positive about our ability to drive profitable growth during the remainder of this year,” noted Mr. Cappelli. “We remain focused on delivering increasing shareholder value by expanding our business volume and market share, growing our revenues, and maintaining control of expenses along with rigorous asset quality standards.”

Net Interest Income

Net interest income rose 7% to $22.9 million for the 2012 second quarter, from $21.4 million for the 2011 second quarter. This primarily reflected the Company’s execution of its strategy to shift the asset mix toward higher loan balances and lower investment securities balances, with a resulting increase in yields, while also taking a disciplined approach to reducing funding costs. Net interest margin increased to 4.04% for the 2012 second quarter, up 14 basis points compared to the year-ago period. For the first six months of 2012, net interest income increased to $45.3 million, from $41.2 million for the 2011 period.

Noninterest Income

Total noninterest income was $10.7 million for the 2012 second quarter, compared to $10.4 million in the 2011 second quarter. This increase primarily reflected higher mortgage banking income and service charges, partially offset by lower accounts receivable management and other related fees and reduced securities gains. For the first six months of 2012, total noninterest income was $21.1 million, versus $21.4 million in the year-ago period. Noninterest income was a key contributor to Sterling’s financial performance, representing approximately 29% of total revenue in both the second quarter and first six months of 2012.

Noninterest Expenses

Noninterest expenses were $23.8 million for the 2012 second quarter, an increase of only $388 thousand or less than 2%, from the 2011 second quarter. For the first six months of 2012, noninterest expenses were $47.0 million, an increase of approximately 2% from the same period of 2011.

Loans, Deposits and Total Assets

Total loans held in portfolio were $1.57 billion at June 30, 2012, increasing 15% from a year earlier. Sterling continues to have a robust loan pipeline and ample liquidity to support loan growth. The ratio of portfolio loans to deposits was approximately 76.6% at June 30, 2012.

Total deposits were$2.04 billion at June 30, 2012. Noninterest-bearing demand deposits totaled $786.4 million at June 30, 2012, a $184.1 million increase from a year ago, and represented 38% of total deposits, among the highest ratios of demand to total deposits in the industry.

Total assets were $2.55 billion at June 30, 2012, essentially unchanged from $2.58 billion a year ago.

Asset Quality

Sterling continued to exhibit strong credit quality metrics during the 2012 second quarter. The provision for loan losses decreased to $2.75 million from $3.0 million for the same quarter of 2011, representing the lowest provision since the fourth quarter of 2008. Net charge-offs were $1.7 million for the 2012 second quarter, the lowest level since the third quarter of 2008, and compared to $2.5 million a year ago. The allowance for loan losses as a percentage of nonaccrual loans was 377% at June 30, 2012, versus 323% a year earlier. Nonperforming assets were $7.1 million or 0.28% of total assets at June 30, 2012, compared to $7.7 million or 0.30% a year ago. The allowance for loan losses as a percentage of portfolio loans was 1.35% at June 30, 2012, essentially unchanged from a year earlier.

Capital

The Company’s capital base has continued to exceed all regulatory requirements for well-capitalized institutions. At June 30, 2012, Sterling’s Tier 1 risk-based capital ratio was 11.81% (compared to a requirement of 6.00%), total risk-based capital was 12.89% (requirement of 10.00%), and the Tier 1 leverage ratio was 9.58% (requirement of 5.00%). The tangible common equity ratio was 8.09% at June 30, 2012.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on Tuesday, July 24, 2012, at 10:00 a.m. Eastern Time to discuss these financial results. To access the conference call live, interested parties may dial 800-288-9626 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on July 24, 2012, until 11:59 p.m. Eastern Time on August 7, 2012. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 254258.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets of $2.6 billion. Since 1929, Sterling National Bank, the Company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling provides clients with a full range of depository and cash management services and a broad portfolio of financing solutions—including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the economic environment, asset quality and future levels of nonaccrual loans, charge-offs and provisions for loan losses, and our ability to continue growth in loans, deposits and revenues, to control expenses and to improve asset quality metrics, our ability to continue profitable growth and enhance shareholder value, our ability to identify overlooked or underserved categories of loans and to offer a diverse array of products, our ability to redeploy assets from investment portfolio to loans and to produce improvements in our yield and net interest margin from such strategy, our ability to drive profitable growth during the remainder of 2012, and our ability to maintain expand our business volume and market share, and other statements contained herein regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

# # #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$727,378	$900,000	$727,378	$900,000
Loans held for sale	30,287	25,154	30,287	25,154
Loans held in portfolio, net of unearned discounts	1,565,580	1,364,209	1,565,580	1,364,209
Interest bearing deposits with other banks	39,517	102,889	39,517	102,889
Total earning assets	2,371,156	2,400,996	2,371,156	2,400,996
Allowance for loan losses	21,135	18,535	21,135	18,535
Total assets	2,551,696	2,582,084	2,551,696	2,582,084

Demand deposits	786,359	602,240	786,359	602,240
Savings, NOW and money market deposits	638,870	636,203	638,870	636,203
Time deposits	617,817	762,351	617,817	762,351
Customer repurchase agreements	43,199	29,236	43,199	29,236
Advances FHLB/Long-term borrowings	147,776	154,230	147,776	154,230
Shareholders’ equity	227,551	219,256	227,551	219,256

Average Balances
Investment securities	$803,989	$922,785	$784,373	$882,609
Loans held for sale	31,663	23,232	34,182	24,629
Loans held in portfolio, net of unearned discounts	1,483,436	1,301,005	1,444,353	1,264,853
Interest bearing deposits with other banks	35,962	39,502	56,530	46,010
Total earning assets	2,363,455	2,295,260	2,327,878	2,227,039
Total assets	2,533,439	2,469,685	2,496,744	2,397,249

Demand deposits	767,170	553,516	763,058	545,868
Savings, NOW and money market deposits	647,544	584,841	634,535	576,431
Time deposits	610,651	712,431	599,646	663,281
Customer repurchase agreements	42,151	44,691	40,962	42,989
Advances FHLB/Long-term borrowings	147,955	154,351	148,111	159,642
Shareholders’ equity	225,534	229,868	223,609	230,636

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$1,699	$2,500	$4,581	$5,698
Nonaccrual loans	5,601	5,739	5,601	5,739
Other real estate owned	1,547	2,004	1,547	2,004
Nonperforming assets	7,148	7,743	7,148	7,743
Nonaccrual loans/loans (1)	0.35%	0.41%	0.35%	0.41%
Nonperforming assets/assets	0.28%	0.30%	0.28%	0.30%
Allowance for loan losses/loans (2)	1.35%	1.36%	1.35%	1.36%
Allowance for loan losses/nonaccrual loans	377.34%	322.97%	377.34%	322.97%

CAPITAL RATIOS
Period End
Tier 1 risk-based	11.81%	12.36%	11.81%	12.36%
Total risk-based	12.89%	13.39%	12.89%	13.39%
Leverage	9.58%	9.47%	9.58%	9.47%
Equity/assets	8.92%	8.49%	8.92%	8.49%
Tangible common equity	8.09%	7.67%	8.09%	7.67%
Book value per common share	$7.36	$7.09	$7.36	$7.09

Return on average equity	8.69%	6.88%	8.52%	6.90%
Return on average tangible equity	9.68%	7.65%	9.50%	7.66%

(1)	The term “loans” includes loans held for sale and loans held in portfolio.

(2)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(dollars in thousands, except number of shares)

	June 30,
	2012	2011
ASSETS
Cash and due from banks	$44,138	$39,906
Interest-bearing deposits with other banks	39,517	102,889

Investment securities
Available for sale (at estimated fair value)	348,714	429,358
Held to maturity (at amortized cost)	378,664	470,642
Total investment securities	727,378	900,000

Loans held for sale	30,287	25,154
Loans held in portfolio, net of unearned discounts	1,565,580	1,364,209
Less allowance for loan losses	21,135	18,535
Loans held in portfolio, net	1,544,445	1,345,674
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	8,394	8,744
Goodwill	22,901	22,901
Premises and equipment, net	23,174	22,384
Other real estate	1,547	2,004
Accrued interest receivable	8,077	9,515
Cash surrender value of life insurance policies	54,039	52,510
Other assets	47,799	50,403
	$2,551,696	$2,582,084

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$786,359	$602,240
Savings, NOW and money market	638,870	636,203
Time	617,817	762,351
Total deposits	2,043,046	2,000,794

Securities sold under agreements to repurchase - customers	43,199	29,236
Securities sold under agreements to repurchase - dealers	0	5,000
Short-term borrowings - other	17,455	39,292
Advances - FHLB	122,002	128,456
Long-term borrowings - subordinated debentures	25,774	25,774
Accrued interest payable	754	974
Due to factored clients	0	70,615
Accrued expenses and other liabilities	71,915	62,687
Total liabilities	2,324,145	2,362,828

Shareholders’ equity	227,551	219,256
	$2,551,696	$2,582,084
MEMORANDA
Available for sale securities - amortized cost	$347,407	$427,729
Held to maturity securities - estimated fair value	395,298	480,729
Shares outstanding
Common issued	35,225,110	35,225,110
Common in treasury	4,307,972	4,300,278

NOTE: Certain reclassifications have been made to prior period’s financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
INTEREST INCOME
Loans	$20,044	$18,110	$39,730	$35,285
Investment securities - available for sale	2,643	2,824	5,020	5,378
Investment securities - held to maturity	2,844	3,482	5,874	6,879
FRB and FHLB stock	134	143	215	166
Deposits with other banks	18	22	64	57
Total interest income	25,683	24,581	50,903	47,765

INTEREST EXPENSE
Savings, NOW and money market deposits	658	700	1,302	1,400
Time deposits	1,012	1,382	2,075	2,742
Securities sold u/a/r - customers	38	52	74	100
Securities sold u/a/r - dealers	15	17	31	33
Short-term borrowings - other	16	18	28	32
Advances - FHLB	518	500	1,037	1,164
Long-term subordinated debentures	524	524	1,047	1,047
Total interest expense	2,781	3,193	5,594	6,518

Net interest income	22,902	21,388	45,309	41,247
Provision for loan losses	2,750	3,000	5,750	6,000
Net interest income after provision for loan losses	20,152	18,388	39,559	35,247

NONINTEREST INCOME
Accounts receivable management/ factoring commissions and other related fees	5,065	5,768	9,933	10,837
Service charges on deposit accounts	1,615	1,432	3,028	2,803
Trade finance income	467	540	967	1,128
Other customer related service charges and fees	256	242	505	422
Mortgage banking income	2,393	1,600	4,729	3,775
Income from life insurance policies	536	297	792	572
Securities gains	329	505	1,208	1,629
Gain (Loss) on sale of OREO	0	5	(66)	5
Other income	22	8	26	238
Total noninterest income	10,683	10,397	21,122	21,409

NONINTEREST EXPENSES
Salaries	11,168	11,061	22,355	21,671
Employee benefits	3,727	3,404	7,451	7,054
Total personnel expense	14,895	14,465	29,806	28,725
Occupancy and equipment expenses, net	3,402	3,515	6,616	6,788
Advertising and marketing	775	873	1,418	1,298
Professional fees	1,508	889	2,411	1,707
Communications	462	474	932	884
Deposit insurance	540	897	1,124	1,830
Other expenses	2,252	2,333	4,724	4,667
Total noninterest expenses	23,834	23,446	47,031	45,899
Income before income taxes	7,001	5,339	13,650	10,757
Provision for income taxes	2,128	1,394	4,175	2,869
Net income	4,873	3,945	9,475	7,888
Dividends on preferred shares and accretion	0	1,430	0	2,074
Net income available to common shareholders	$4,873	$2,515	$9,475	$5,814

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

(continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Average number of common shares outstanding
Basic	30,818,709	30,414,947	30,805,484	28,883,154
Diluted	30,818,709	30,414,947	30,805,484	28,883,154

Net income available to common shareholders per average common share
Basic	$0.16	$0.08	0.31	0.20
Diluted	0.16	0.08	0.31	0.20

Dividends per common share	0.09	0.09	0.18	0.18

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net income	$4,873	$3,945	$9,475	$7,888

Other comprehensive income, net of tax:
Unrealized holding (losses) gains on securities arising during the period	(338)	929	2,347	1,308
Reclassification adjustment for securities gains included in net income	(183)	(208)	(671)	(606)
Amortization of:
Prior service cost	7	8	12	17
Net actuarial losses	564	390	1,017	779
Comprehensive income	$4,923	$5,064	$12,180	$9,386

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Balance, at beginning of period	$225,324	$260,290	$220,821	$222,742
Net income for period	4,873	3,945	9,475	7,888
Common shares issued	0	0	0	36,454
Stock option and restricted stock compensation expense	86	73	189	146
Preferred shares redeemed in connection with the TARP Capital Purchase Program	0	(42,000)	0	(42,000)
Repurchase of warrant	0	(945)	0	(945)
Cash dividends-Common shares	(2,782)	(2,782)	(5,564)	(5,558)
Cash dividends-Preferred shares	0	(420)	0	(945)
Surrender of shares issued under incentive compensation plan	0	(24)	(75)	(24)
Unrealized holding (losses) gains on securities arising during the period	(338)	929	2,347	1,308
Reclassification adjustment for securities gains included in net income	(183)	(208)	(671)	(606)
Amortization of:
Prior service cost	7	8	12	17
Net actuarial losses	564	390	1,017	779
Balance, at end of period	$227,551	$219,256	$227,551	$219,256

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	June 30, 2012			June 30, 2011
	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE
Assets
Interest-bearing deposits with other banks	$35,962	$18	0.20%	$39,502	$22	0.23%
Investment Securities
Available for sale - taxable	398,737	2,465	2.47	419,513	2,558	2.44
Held to maturity - taxable	249,691	1,441	2.31	347,142	2,170	2.50
Tax-exempt [2]	155,561	2,431	6.25	156,130	2,428	6.22
Total investment securities	803,989	6,337	3.15	922,785	7,156	3.10
FRB and FHLB stock [2]	8,405	136	6.46	8,736	145	6.63
Loans, net of unearned discount [3]	1,515,099	20,044	5.39	1,324,237	18,110	5.61
Total Interest-Earning Assets [2]	2,363,455	26,535	4.52%	2,295,260	25,433	4.48%

Cash and due from banks	36,644			38,479
Allowance for loan losses	(21,678)			(19,330)
Goodwill	22,901			22,901
Other	132,117			132,375
Total Assets	$2,533,439			$2,469,685

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$20,812	1	0.02%	$17,916	3	0.05%
NOW	212,453	64	0.12	209,021	102	0.20
Money market	414,279	593	0.58	357,904	595	0.67
Time	610,651	1,012	0.67	712,431	1,382	0.78
Total Interest-Bearing Deposits	1,258,195	1,670	0.53	1,297,272	2,082	0.64
Borrowings
Securities sold u/a/r - customers	42,151	38	0.36	44,691	52	0.47
Securities sold u/a/r - dealers	5,604	15	1.04	5,744	17	1.15
Federal funds purchased	11,592	6	0.20	24,978	7	0.12
Commercial paper	15,306	10	0.29	14,123	10	0.30
Short-term borrowings - other	0	0	0.00	4,579	1	0.12
Advances - FHLB	122,181	518	1.70	128,577	500	1.56
Long-term borrowings - sub debt	25,774	524	8.38	25,774	524	8.38
Total Borrowings	222,608	1,111	2.01	248,466	1,111	1.80
Total Interest-Bearing Liabilities	1,480,803	2,781	0.75%	1,545,738	3,193	0.83%

Noninterest-bearing demand deposits	767,170			553,516
Total including noninterest-bearing demand deposits	2,247,973	2,781	0.51%	2,099,254	3,193	0.61%
Other liabilities	59,932			140,563
Total Liabilities	2,307,905			2,239,817
Shareholders’ equity	225,534			229,868
Total Liabilities and Shareholders’ Equity	$2,533,439			$2,469,685
Net interest income/spread [2]		23,754	3.77%		22,240	3.65%
Net yield on interest-earning assets [2]			4.04%			3.90%
Less: Tax-equivalent adjustment		852				852
Net interest income		$22,902				$21,388

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Six Months Ended
	June 30, 2012			June 30, 2011
	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE
Assets
Interest-bearing deposits with other banks	$56,530	$64	0.23%	$46,010	$57	0.25%
Investment Securities
Available for sale - taxable	362,549	4,636	2.56	394,396	4,746	2.41
Held to maturity - taxable	265,034	3,074	2.32	331,716	4,357	2.63
Tax-exempt [2]	156,790	4,898	6.25	156,497	4,852	6.20
Total investment securities	784,373	12,608	3.22	882,609	13,955	3.16
FRB and FHLB stock [2]	8,440	217	5.13	8,938	168	3.76
Loans, net of unearned discount [3]	1,478,535	39,730	5.54	1,289,482	35,285	5.71
Total Interest-Earning Assets [2]	2,327,878	52,619	4.59%	2,227,039	49,465	4.54%
Cash and due from banks	37,125			37,712
Allowance for loan losses	(21,631)			(19,572)
Goodwill	22,901			22,901
Other	130,471			129,169
Total Assets	$2,496,744			$2,397,249

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$19,889	2	0.02%	$18,935	5	0.05%
NOW	217,081	143	0.13	207,414	173	0.17
Money market	397,565	1,157	0.59	350,082	1,222	0.70
Time	599,646	2,075	0.70	663,281	2,742	0.83
Total Interest-Bearing Deposits	1,234,181	3,377	0.55	1,239,712	4,142	0.67
Borrowings
Securities sold u/a/r - customers	40,962	74	0.36	42,989	100	0.47
Securities sold u/a/r - dealers	5,302	31	1.16	5,374	33	1.21
Federal funds purchased	7,032	7	0.19	14,961	9	0.12
Commercial paper	14,943	21	0.29	14,885	22	0.30
Short-term borrowings - other	0	0	0.00	3,590	1	0.08
Advances - FHLB	122,337	1,037	1.70	133,868	1,164	1.75
Long-term borrowings - sub debt	25,774	1,047	8.38	25,774	1,047	8.38
Total Borrowings	216,350	2,217	2.06	241,441	2,376	1.98
Total Interest-Bearing Liabilities	1,450,531	5,594	0.78%	1,481,153	6,518	0.89%
Noninterest-bearing demand deposits	763,058			545,868
Total including noninterest-bearing demand deposits	2,213,589	5,594	0.53%	2,027,021	6,518	0.65%
Other liabilities	59,546			139,592
Total Liabilities	2,273,135			2,166,613
Shareholders’ equity	223,609			230,636

Total Liabilities and Shareholders’ Equity	$2,496,744			$2,397,249
Net interest income/spread [2]		47,025	3.81%		42,947	3.65%
Net yield on interest-earning assets [2]			4.09%			3.93%
Less: Tax-equivalent adjustment		1,716			1,700
Net interest income		$45,309			$41,247

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstandi and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease) Three Months Ended June 30, 2012
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$(2)	$(2)	$(4)

Investment Securities
Available for sale - taxable	(124)	31	(93)
Held to maturity - taxable	(574)	(155)	(729)
Tax-exempt	(9)	12	3
Total investment securities	(707)	(112)	(819)

FRB and FHLB stock	(5)	(4)	(9)

Loans, net of unearned discounts [3]	2,662	(728)	1,934
TOTAL INTEREST INCOME	$1,948	$(846)	$1,102

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(2)	$(2)
NOW	2	(40)	(38)
Money market	85	(87)	(2)
Time	(186)	(184)	(370)
Total interest-bearing deposits	(99)	(313)	(412)

Borrowings
Securities sold under agreements to repurchase - customers	(3)	(11)	(14)
Securities sold under agreements to repurchase - dealers	0	(2)	(2)
Federal funds purchased	(5)	4	(1)
Commercial paper	0	0	0
Short-term borrowings - other	(1)	0	(1)
Advances - FHLB	(26)	44	18
Long-term borrowings - subordinated debentures	0	0	0
Total borrowings	(35)	35	0

TOTAL INTEREST EXPENSE	$(134)	$(278)	$(412)

NET INTEREST INCOME	$2,082	$(568)	$1,514

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for short-term borrowings-other has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease) Six Months Ended June 30, 2012
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$12	$(5)	$7

Investment Securities
Available for sale - taxable	(385)	275	(110)
Held to maturity - taxable	(799)	(484)	(1,283)
Tax-exempt	22	24	46
Total investment securities	(1,162)	(185)	(1,347)

FRB and FHLB stock	(9)	58	49

Loans, net of unearned discounts [3]	5,545	(1,100)	4,445
TOTAL INTEREST INCOME	$4,386	$(1,232)	$3,154

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(3)	$(3)
NOW	9	(39)	(30)
Money market	151	(216)	(65)
Time	(244)	(423)	(667)
Total interest-bearing deposits	(84)	(681)	(765)

Borrowings
Securities sold under agreements to repurchase - customers	(4)	(22)	(26)
Securities sold under agreements to repurchase - dealers	0	(2)	(2)
Federal funds purchased	(6)	4	(2)
Commercial paper	0	(1)	(1)
Short-term borrowings - other	(1)	0	(1)
Advances - FHLB	(94)	(33)	(127)
Long-term borrowings - subordinated debentures	0	0	0
Total borrowings	(105)	(54)	(159)

TOTAL INTEREST EXPENSE	$(189)	$(735)	$(924)

NET INTEREST INCOME	$4,575	$(497)	$4,078

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for short-term borrowings-other has been allocated entirely to the volume variance. The effect of the extra day in 2012 has been allocate entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Reconciliation of Tangible Common Equity, Average Tangible Equity and Tangible Assets

(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). Management believes that these non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s capital position. Tangible common equity represents shareholders’ equity less preferred equity (if any), goodwill and other intangibles. Tangible assets are equal to total assets less goodwill and other intangibles. Tangible common equity ratio is calculated by dividing tangible common equity by tangible assets. Average tangible equity represents average shareholders’ equity less average goodwill and other intangible assets. Return on average tangible equity is calculated by dividing net income (annualized) by average tangible equity. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures that may have the same or similar names.

	June 30,
	2012	2011
Tangible common equity
Total shareholders’ equity	$227,551	$219,256
Less: Goodwill and other intangible assets	22,975	22,901
Total tangible common equity	$204,576	$196,355
Tangible assets

Total assets	$2,551,696	$2,582,084
Less: Goodwill and other intangible assets	22,975	22,901
Total tangible assets	$2,528,721	$2,559,183

Tangible common equity ratio	8.09%	7.67%

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Average tangible equity

Average shareholders’ equity	$225,534	$229,868	$223,609	$230,636
Less:
Average goodwill and other intangible assets	22,975	22,901	22,975	22,934
Average tangible equity	$202,559	$206,967	$200,634	$207,702

Return on average tangible equity

Net income (annualized)/average tangible equity	9.68%	7.65%	9.50%	7.66%